EXHIBIT 21.1
                                                                 ------------

                        Subsidiaries of the Registrant
                        ----------------------------------

                                                            State in Which
                                                             Incorporated
                                                            ---------------

      Connecticut Valley Electric Company Inc. (a) (F1)     New Hampshire

      Vermont Electric Power Company, Inc. (b) (F2)         Vermont

      C.V. Realty, Inc. (a) (F1)                             Vermont

     *Catamount Investment Corporation                            Vermont

      Central Vermont Public Service Corporation -
         Bradford Hydroelectric, Inc. (a) (F1)                       Vermont

      Catamount Energy Corporation (a) (F1)                    Vermont

      SmartEnergy Services, Inc. (a) (F1)                        Vermont

         - - - - - - - - - - - - - - - - - - - - - - - - - - - -
      *  Dissolved in February, 1998.

                  (FN)
      (F1)   (a)  Included in consolidated financial statements

      (F2)   (b)  Separate financial statements do not need to be filed under Regulation S-X, Rule 1-02 (v) defining a
                  "significant subsidiary", and Rule 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.